STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

April 18, 2014

Job Number: C20140421-0669
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20140287706-07	Merge In	8 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: A Frieser
Certificate Number: C20140421-0669
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

140103

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

Filed in the office of	Document Number 20140287706-07
Ross Miller Secretary of State State of Nevada	Filing Date and Time 04/18/2014 4:32 PM
	Entity Number E0593172013-4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.**

AIRPATROL CORPORATION
Name of merging entity

Nevada
Jurisdiction

Corporation
Entity type *

Name of merging entity

Jurisdiction

Entity type *

Name of merging entity

Jurisdiction

Entity type *

Name of merging entity

Jurisdiction

Entity type *

and,

AIRPATROL ACQUISITION CORP. II
Name of surviving entity

Nevada
Jurisdiction

Corporation
Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3) Choose one:

☒ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.

(a) Owner's approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

AIRPATROL CORPORATION
Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

AIRPATROL ACQUISITION CORP. II
Name of **surviving** entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Sections 1-4 of the Articles of Incorporation of AirPatrol Acquisition Corp. II (Document Number 20130808042-18) are hereby amended and restated in their entirety to read as set forth in Articles First through Eleventh in the Amended and Restated Articles of Incorporation attached as Exhibit A hereto, and as so amended, the same shall be the Articles of Incorporation of the surviving entity.

6) Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached;

or,

☒ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: April 18, 2014 **Time:** 4:01PM PST

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.

AIRPATROL CORPORATION
Name of **merging** entity

X [signature] | CEO | 4/18/2014
Signature | Title | Date

Name of **merging** entity

X
Signature | Title | Date

Name of **merging** entity

X
Signature | Title | Date

Name of **merging** entity

X
Signature | Title | Date

and,

AIRPATROL ACQUISITION CORP. II
Name of **surviving** entity

X [signature] | CEO | 4/18/2014
Signature | Title | Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Reset

EXHIBIT A

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
AIRPATROL CORPORATION

AirPatrol Acquisition Corp. II, as the surviving corporation under the Articles of Merger dated April 14, 2014, hereby adopts these Amended and Restated Articles of Incorporation pursuant to Sections 78.390 and 78.403 of the Nevada Revised Statutes. The following Amended and Restated Articles of Incorporation was adopted by unanimous consent of the Board of Directors pursuant to Section 78.315 of the Nevada Revised Statutes and by Consent of Majority Stockholders pursuant to Section 78.320 of the Nevada Revised Statutes.

AirPatrol Acquisition Corp. II was formed upon the filing of its initial Articles of Incorporation on December 10, 2013 with the Secretary of State of the State of Nevada. These Amended and Restated Articles of Incorporation amend and restate the aforesaid original Articles of Incorporation, as follows:

FIRST: The name of the corporation is "AirPatrol Corporation".

SECOND: The address of the registered office of the Corporation in the State of Nevada is located at 318 North Carson Street #208, Carson City, Nevada 89701. The name of the registered agent at that address is Paracorp Incorporated.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under Chapter 78 of the Nevada General Corporation Law.

FOURTH: The total number of shares of capital stock that the Corporation is authorized to issue is 1,000 shares of common stock, par value $0.001 per share.

FIFTH: The election of directors need not be by written ballot unless otherwise provided by the By-laws of the Corporation.

SIXTH: The Board of Directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal the Bylaws of the Corporation, except as such power may be restricted or limited by the Nevada General Corporation Law.

SEVENTH: Anything to the contrary in this Articles of Incorporation notwithstanding, no director shall be liable personally to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that nothing in this paragraph shall eliminate or limit the liability of a director: (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve

intentional misconduct or a knowing violation of law; (iii) under Section 78.300 of the Nevada General Corporation Law; or (iv) for any transaction from which such director derived an improper personal benefit. If the Nevada General Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

EIGHTH: The Corporation shall indemnify, in the manner and to the fullest extent permitted by law, each person (or the estate of any such person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The indemnification provided for herein shall be made only as authorized in the specific case upon a determination, in the manner provided by law, that indemnification of the director, officer, employee or agent is proper under the circumstances. The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability that may be asserted against such person. To the fullest extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

NINTH: The provisions of Nevada General Corporation Law §78.378 to 78.3793, inclusive, regarding the acquisition of controlling interest, shall not govern or apply to this Corporation.

TENTH: The provisions of Nevada General Corporation Law §78.411 to 78.444, inclusive, regarding combinations with interested stockholders, shall not govern or apply to this Corporation.

ELEVENTH: This Corporation reserves the right to amend, alter, change, in any manner now or hereafter prescribed by statute, or by these Articles of Incorporation.

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

AIRPATROL CORPORATION

Nevada Business Identification # NV20131717166

Expiration Date: December 31, 2014

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

This license shall be considered valid until the expiration date listed above unless suspended or revoked in accordance with Title 7 of Nevada Revised Statutes.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 21, 2014

ROSS MILLER
Secretary of State

This document is not transferable and is not issued in lieu of any locally-required business license, permit or registration.

Please Post in a Conspicuous Location

You may verify this Nevada State Business License online at www.nvsos.gov under the Nevada Business Search.